UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Under Section 12(b) or (g) of The Securities Exchange Act of 1934

OPTION PLACEMENT, INC.

 (Name of Small Business Issuer in its charter)

Nevada	26-2415625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2328 B Hartford Road, Austin TX	78703
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number:        (803) 665-1263

Securities to be registered under Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Securities to be registered under Section 12(g) of the Act:

common stock, par value $.0001 per share

(Title of class)

(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Form 10 (this “Amendment”) is being filed by Option Placement, Inc. ("we," "us," or the “Company”) to amend the Company’s registration statement on Form 10, as initially filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2009 (the “Original Filing”) and as amended by Post Effective Amendment No. 1 to Form 10 filed with the SEC on August 12, 2009 (“Amendment No. 1”).  This Amendment amends the Original Filing, as amended by Amendment No. 1, to:

•	amend and restate the Company's financial statements for the period March 5, 2008 (inception) through December 31, 2008;

•	provide disclosure relating to material weaknesses we identified in our controls and procedures as of December 31, 2008 and in each subsequent interim period;

•
add risk factors relating to (i) the material weaknesses in our controls and procedures, (ii) the difficulty we may have complying with the reporting and corporate governance requirements that apply to us as a reporting company under the Exchange Act, and (iii) the possible lack of liquidity for our securities given that we have not registered our common stock under the blue sky laws of any state.

The Original Filing automatically was effective by operation of law under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 23, 2009, at which time we became subject to the reporting requirements of the Exchange Act.

Restatement.      In November 2009, management of our Company concluded, based upon comments from the staff of the SEC ("Staff") to the Original Filing and Amendment No.1, that our audited balance sheet as of December 31, 2008 and our audited financial statements for the period March 5, 2008 (inception) through December 31, 2008 contained in the Original Filing (the "Original Financial Statements") and as such financial statements were amended in Amendment No. 1 (the "Amended Financial Statements"), should no longer be relied upon because of errors in those financial statements. The error in the Original Financial Statements related to the accounting treatment we accorded the repayment of a loan to our sole stockholder, which we originally reported as a distribution.  This error was a significant error which we corrected in the Amended Financial Statements.  However, we did not recognize that the Amended Financial Statements constituted a restatement of the Original Financial Statements and we failed to include in such Amendment all of disclosures required by SFAS No. 154, titled “Accounting Changes and Error Corrections."  Accordingly, we are amending and restating the audited financial statements as of December 31, 2008 and for the period March 5, 2008 (inception) through December 31, 2008 to include all disclosures required by SFAS No. 154.  We have not changed any of the numerical financial information in the financial statements for the period March 5, 2008 (inception) through December 31, 2008 that accompany this Amendment.

The revisions to the Original Financial Statements made in the Amended Financial Statements affected individual components of our audited Balance Sheet as of December 31, 2008 and our audited Statement of Stockholders' Deficit and Statement of Cash Flows for such period.  However, the revisions did not affect our audited Statement of Operations for the audited period or our reported net loss or net loss per common share for the period.

i

Disclosure Relating to Material Weaknesses in our Controls and Procedures .  In this Amendment, we are amending "Item 2. Financial Information – Management's Discussion and Analysis of Financial Condition and Results of Operations" to disclose material weaknesses in our disclosure controls and procedures and internal control over financial reporting.

Addition of Risk Factors.

We are adding risk factors to this Amendment relating to the following:

•	the material weaknesses we identified in our controls and procedures and the impact of our failure to avoid material weaknesses in the future;

•	the difficulty we may have in satisfying the financial and other reporting and corporate governance requirements imposed upon by the Sarbanes-Oxley Act of 2002 and by federal securities laws; and

•	the potential lack of liquidity in our securities given that we have not registered our common stock under the blue sky laws of any state.

As a convenience to readers, this Amendment includes all of the items that comprise Form 10.  However, except as expressly set forth in this Amendment, we are not amending any other part of the Original Filing or Amendment No. 1.  This Amendment continues to speak as of the date of the Original Filing, and does not reflect events occurring after the filing of the Original Filing or modify or update any related or other disclosures, including forward-looking statements, unless expressly noted otherwise. Accordingly, this Amendment should be read in conjunction with the Original Filing, Amendment No.1 and with our other filings made with the Securities and Exchange Commission subsequent to the filing of the Original Filing and Amendment No. 1, including any amendments to those filings. The filing of this Amendment shall not be deemed an admission that the Original Filing when made included any untrue statement of a material fact or omitted to state a material fact necessary to make a statement not misleading.

In light of the errors in our financial statements that existed as of December 31, 2008 and for the period March 5, 2008 (inception) through December 31, 2008, our management reevaluated our controls and procedures for the quarterly periods ended March 31, 2009 and June 30, 2009 and concluded that the material weaknesses in our controls and procedures described in this Amendment existed as of such dates.  Accordingly, concurrent herewith, we are filing an amendment to our quarterly report on Form 10-Q for the period ended June 30, 2009, the first quarterly report on Form 10-Q we filed with the SEC after becoming subject to the reporting requirements of the Exchange Act,  to revise "Item 4(T). Disclosure Controls and Procedures" to disclose the material weaknesses in our disclosure controls and procedures and our internal control over financial reporting that existed as of the end of the period covered by that report and to file currently dated certifications of our principal executive officer and principal financial officer on Exhibit 31.1 and Exhibit 32.1.  The amendment of the June 2009 10-Q also is being revised to correct a typographical error in Note G to the footnotes to the unaudited financial statements filed therewith.

ii

Item 1. Description of Business.

Introduction.

Option Placement, Inc. (“we”, “us”, the “Company” or like terms) was incorporated in the State of Nevada on March 5, 2008.  We are a developmental stage company and have not generated any revenues to date.  Since inception, we have not engaged in any business operations other than in connection with our organization and the preparation and filing of this registration statement on Form 10 (the “Registration Statement”).  We have no full-time employees and do not own or lease any property.

We were organized to serve as a vehicle for a business combination through a merger, capital stock exchange, reverse acquisition, asset acquisition or other similar business combination (a “Business Combination”) with an operating or development stage business (the “Target Business”) which desires to utilize our status as a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   Our sole officer and director has never served as an officer or director of a development stage public company with the business purpose of acquiring a Target Business.

Given that we have no assets, no current operations and our proposed business contemplates entering into a Business Combination with an operating company, we are a “shell company,” which is defined in Rule 405 under the Securities Act of 1933, as a company which has (i) no or nominal operations; and (ii) either (x) no or nominal assets; (y) assets consisting solely of cash and cash equivalents; or (z) assets consisting of any amount of cash and cash equivalents and nominal other assets.

We do not have any specific Business Combination under consideration.  We have not identified or been provided with the identity of, or had any direct or indirect contact with, potential targets.  Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so after the effective date of this Registration Statement.  Our efforts to identify a prospective Target Business will not be limited to a particular industry or geographic location.

Effecting a Business Combination.

General.

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following the effective date of this Registration Statement until we identify a Target Business and enter into a Business Combination, if ever.  A Business Combination may involve the acquisition of, or merger with, a company which desires to have a class of securities registered under the Exchange Act, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself.  These include time delays, significant expenses, possible loss of voting control and compliance with various federal and state securities laws.  As more fully described below under the heading “Form of acquisition; Opportunity for stockholder approval,” the proposed structure of any Business Combination may not require that we seek stockholder approval for the transaction and holders of our common stock may not have the opportunity to vote upon any such Business Combination.

We have not identified a target business or target industry.

To date, we have not selected any Target Business or target industry on which to concentrate our search for a Business Combination.  Our sole officer and director has not engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, reverse acquisition, capital stock exchange, asset acquisition or other similar Business Combination with us, nor have we been approached by any candidates (or representatives of any candidates) with respect to a possible Business Combination with us.  Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable Target Business, nor have we engaged or retained any agent or other representative to identify or locate such a Target Business.  We have not conducted any research with respect to identifying the number and characteristics of the potential Target Business candidates.  As a result, we cannot assure you that we will be able to locate a Target Business or that we will be able to engage in a Business Combination with a Target Business on favorable terms.

We will have virtually unrestricted flexibility in identifying and selecting a prospective Target Business.  We have not established any specific attributes or criteria (financial or otherwise) for prospective Target Businesses.  To the extent we affect a Business Combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  Although our management will endeavor to evaluate the risks inherent in a particular Target Business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses.

Management expects that Target Business candidates could be brought to our attention from various unaffiliated sources, including members of the financial community, as well as accountants and attorneys who represent potential Target Business candidates.  Target Business candidates may be brought to our attention by these unaffiliated sources as a result of being solicited by us through calls or mailings.  These sources may also introduce us to Target Businesses candidates they think we may be interested in on an unsolicited basis.  Our sole officer and director, as well as his affiliates, may also bring to our attention Target Business candidates of which they become aware through their business contacts, as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.  In no event will our existing officer and director or stockholders, or any entity with which any of them is affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they may render in order to effectuate, the consummation of a Business Combination. After the effective date of this Registration Statement, we may engage the services of professional firms or other individuals that specialize in business acquisitions, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation.  We have not adopted any policies with respect to utilizing the services of consultants or advisors to assist in the identification of a Target Business, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.  However, because of our limited resources, it is likely that any such fee we agree to pay would be paid in shares of our common stock.

Selection criteria of a Target Business.

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective Target Business.  We have not established any specific attributes or criteria (financial or otherwise) for prospective Target Businesses.  In evaluating a prospective Target Business, our management will consider, among other factors, the following:

•	financial condition and results of operations;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with affecting the Business Combination.

These criteria are not intended to be exhaustive or to in any way limit the board of director’s unrestricted discretion to enter into a Business Combination with any Target Business.  Any evaluation relating to the merits of a particular Business Combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management.  In evaluating a prospective Target Business, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities.  We expect that our due diligence will encompass, among other things, meetings with the Target Business’s incumbent management and inspection of its facilities, as well as a review of financial and other information which is made available to us.  This due diligence review will be conducted by our management with the assistance of the Company's counsel and accountants, as necessary.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a Target Business candidate before we consummate a Business Combination.  Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable.  We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors, or others associated with the Target Business seeking our participation.

The time and costs required to select and evaluate a Target Business and to structure and complete the Business Combination cannot presently be ascertained with any degree of certainty.  Any costs incurred with respect to the identification and evaluation of a prospective Target Business with which a Business Combination is not ultimately completed will result in a loss to us.

Lack of diversification.

We expect that we will be able to consummate a Business Combination with only one candidate given that, among other considerations, we will not have the resources to diversify our operations and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a Target Business in order to achieve a tax free reorganization, as described below, will render more than one Business Combination unlikely.  Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business and we will not be benefit from the possible spreading of risks or offsetting of losses.  By consummating a Business Combination with a single entity, our lack of diversification may:

•
subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a Business Combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the Target Business.

To a significant degree, our security holders will rely on management’s evaluation of a Target Business in making the decision to enter into a Business Combination.   Management’s assessment of a Target Business will be based upon discussions with management of the Target Business and a review of due diligence material relating to the Target Business available to it during the evaluation period.  Any such assessment may not be accurate.

Although we intend to scrutinize the management of a prospective Target Business when evaluating the desirability of affecting a Business Combination, we cannot assure you that our assessment of the Target Business’s management will prove accurate.  In addition, we cannot assure you that future management will have the necessary skills, qualifications or abilities to manage a public company.  Furthermore, the future role of our sole officer and director, if any, in the Target Business following a Business Combination cannot presently be stated with any certainty.

Given our current resources, we will likely seek a Business Combination with a privately-held company.  Generally, very little public information exists about these companies and we will be required to rely on the ability of our management to obtain adequate information to evaluate the potential returns from entering into a Business Combination with such a company.  If we do not uncover all material information about a Target Business prior to a Business Combination, we may not make a fully informed investment decision and we may lose money on our investment.

Form of acquisition; Opportunity for stockholder approval.

The manner in which we participate in a Business Combination will depend upon, among other things, the nature of the opportunity and the respective requirements and desires of management of our Company and of the Target Business.  In addition, the structure of any Business Combination will be dispositive as to whether stockholder approval of the Business Combination is required.

It is likely that we will acquire our participation in a business opportunity by the acquisition of Target Company through the issuance of our common stock or other securities to the principals of the Target Business in exchange for all of the outstanding stock of the Target Company.  Upon the consummation of such a transaction, the Target Company would be a wholly owned subsidiary of our Company.  In the case of an acquisition, the transaction may be accomplished in the sole determination of management without any vote or approval by stockholders.  These types of transactions may be more commonly know as "reverse acquisitions" or "reverse mergers."

Although the terms of an acquisition of a Target Business cannot be predicted, it is likely that we will seek to structure a Business Combination to qualify as a tax free transaction under the Internal Revenue Code of 1986, as amended (the "Code").  One such form of “tax free” transaction, if structured properly, entails the exchange of capital stock of the Target Business for our capital stock.  Under Section 368(a)(1) of the Code, in order for a stock exchange transaction to qualify as a "tax free" reorganization, the holders of the stock of the target must receive a number of shares of our capital stock equal to 80% or more of the voting stock of our Company.  If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, our existing stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.  Depending upon the relative negotiating strength of the parties, stockholders at the time of the Business Combination may retain substantially less than 20% of the total issued and outstanding shares of our Company.  This could result in substantial additional dilution to the equity of those persons who were stockholders of our Company prior to such Business Combination.

In the case of a statutory merger or consolidation directly involving the Company, it might be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares of common stock.  The necessity to obtain stockholder approval may result in delay and additional expense in the consummation of any proposed transaction, which we may not be able to fund, and will also give rise to certain appraisal rights to dissenting stockholders.  Accordingly, management will seek to structure any Business Combination so as not to require stockholder approval.

In the case of either an acquisition or merger, our stockholders prior to the consummation of a Business Combination likely will not have control of a majority of the voting shares of the Company following a Business Combination.  As part of such a transaction, all or a majority of the Company's then directors may resign and new directors may be appointed without any vote by stockholders.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others.  If a decision is made not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable.  Furthermore, even if an agreement is reached for a Business Combination, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

Competition.

Our ability to consummate a Business Combination will be constrained by our lack of financial resources to provide to the Target Business.  We expect that in the course of identifying, evaluating and selecting a Target Business, we may encounter intense competition from other entities having a business objective similar to ours.  These include blank check companies that may have raised significant sums through sales of securities registered under federal securities laws that are seeking to carry out a business plan similar to ours and possess a significant competitive advantage over us both from a financial and personnel perspective.  Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through acquisitions.  Many of these entities are well established and have extensive experience identifying and affecting business combinations directly or through affiliates.  Moreover, nearly all of these competitors possess greater technical, human and other resources than us.  In addition, we will experience competition from other modestly capitalized shell companies that are seeking to enter into business combinations with targets similar to those we expect to pursue.  While we believe there may be numerous potential target candidates with which we could affect a Business Combination, our ability to compete in affecting a Business Combination with prime candidates will be limited by our lack of financial resources.  This inherent competitive limitation gives others an advantage in pursuing the acquisition of a Target Business.

If we succeed in effecting a Business Combination, there will be, in all likelihood, intense competition from competitors of the Target Business. We cannot assure you that, subsequent to a Business Combination, we will have the resources or ability to compete effectively.

Employees.

We have one executive officer. This individual is not obligated to devote any specific number of hours to our matters and intends to devote only as much time as he deems necessary to our affairs.  The amount of time he will devote in any time period will vary based on whether a Target Business has been selected for the Business Combination and the particular stage of the Business Combination process.  Accordingly, once management locates a suitable Target Business to acquire, we expect that he will spend more time investigating such Target Business and negotiating and processing the Business Combination than he would prior to locating a suitable Target Business.  We do not expect to have any full time employees prior to the consummation of a Business Combination.

Our officer and director may engage in other business activities similar and dissimilar to those in which we are engaged without any limitations or restrictions applicable to such activities.  To the extent that our management engages in such other activities, he will have possible conflicts of interest in diverting opportunities which would be appropriate for our Company to other companies, entities or persons with which he is or may be associated or have an interest, rather than diverting such opportunities to us.  Since we have not established any policy for the resolution of such a conflict, we could be adversely affected should our sole officer and director choose to place his other business interests before ours.  We cannot assure you that such potential conflicts of interest will not result in the loss of potential opportunities or that any conflict will be resolved in our favor.  As of the date hereof, our sole officer and director is not involved with any other company having a business purpose similar to ours and has no present intention of becoming involved with any other shell company.

As a condition to, or in connection, with a Business Combination, our stockholders may direct our management to negotiate for the disposition of all or any portion of the shares of common stock owned by them, which could raise issues relating to a possible conflict of interest with any other security holders at the time of a Business Combination.

Periodic Reporting and Audited Financial Statements; Disclosure of Business Combination.

Upon the effective date of this Registration Statement, our class of common stock will be registered under the Exchange Act and we will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC.  In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will not acquire a Target Business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the Target Business.  We cannot assure you that any particular Target Business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential Target Business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles.  To the extent that this requirement cannot be met, we may not be able to acquire the proposed Target Business.  While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Upon the consummation of a Business Combination, the Company will file with the Securities and Exchange Commission a current report on Form 8-K to disclose the Business Combination, the terms of the transaction and a description of the business and management of the Target Business, among other things, and will include audited consolidated financial statements of the Company giving effect to the Business Combination.  Holders of the Company’s securities will be able to access the Form 8-K and other filings made by the Company on the EDGAR Company Search page of the Securities and Exchange Commission’s Web site, the address for which is “www.sec.gov.”

Item 1A. Risk Factors

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

We are a newly formed, development stage company with no operating history and no revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date.   Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business.  We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates and may be unable to complete a Business Combination.  We will not generate any revenues until, at the earliest, after the consummation of a Business Combination, if at all.

The absence of operations and revenues raises substantial doubt about our ability to continue as a going concern.

The report of our independent auditor and Note E to the financial statements included in this registration statement indicate that the Company is in the development stage, has suffered losses from operations, has a net capital deficiency and has yet to generate cash flow, and that these factors raise substantial doubt about the Company’s ability to continue as a going concern.  In addition, we have no significant assets or financial resources.  We will continue to sustain operating expenses without corresponding revenues, at least until the consummation of a Business Combination.  This will result in continued net operating losses that will increase until we can consummate a Business Combination with a profitable Target Business.  Our operating and financial condition renders it unlikely that we would be able to obtain third-party financing to sustain operations, if necessary.   In light of our limited resources, we cannot assure you that we will be able to continue operations, that we will be able to identify a suitable Target Business or that we will consummate a Business Combination.

Our future success is highly dependent on the ability of management to consummate a Business Combination with an attractive Target Business.

The nature of our operations is highly speculative.  The future success of our plan of operation will depend to a great extent on the operations, financial condition and management of the Target Business we may acquire.  While management intends to seek a Business Combination with an entity having an established operating history, we cannot assure you that we will be successful in locating candidates meeting that criterion or in our efforts to consummate a Business Combination with such an entity.

The Company has no existing agreement for a Business Combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a Business Combination with an operating entity.  We cannot assure you that we will successfully identify and evaluate suitable business opportunities or that we will conclude a Business Combination.  Management has not identified any particular industry or specific business within an industry for evaluation.  We cannot guarantee that we will be able to negotiate a Business Combination on favorable terms.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a Business Combination with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude a Business Combination.  Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including audited financial statements for the company acquired.  The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of a Business Combination.  Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We will have no revenues unless and until we enter into a Business Combination with an operating company that is generating revenues and otherwise is operating profitably.

We are a development stage company and have had no revenues from operations.  We will not realize any revenues or generate any income unless and until we successfully merge with or acquire an operating business that is generating revenues and otherwise is operating profitably, if ever.  We cannot assure you that we will be successful in concluding a Business Combination with an operating entity that is at the time of the transaction generating revenues.

Our sole officer and director has never been a principal of, nor has he ever been affiliated with, a company formed with a business purpose similar to ours.

Our sole officer and director has never served as an officer or director of a development stage public company with the business purpose of acquiring a Target Business.  Furthermore, our sole officer or director has never been involved with a public shell company of any sort.  Accordingly, you may not be able to adequately evaluate his ability to consummate successfully a Business Combination.

We likely will complete only one Business Combination, which will cause us to be dependent solely on a single business and a limited number of products, services or assets.

Given our limited financial resources and other considerations, it is likely we will complete a Business Combination with only one Target Business.  Accordingly, the prospects for our success may be solely dependent upon the performance of a single business and dependent upon the development or market acceptance of a single or limited number of products, processes or services.  In this case, we will not be able to diversify our operations or benefit from the possible diversification of risks or offsetting of losses, unlike other entities which may have the resources to complete several Business Combinations or asset acquisitions in different industries or different areas of a single industry so as to diversify risks and offset losses.

Given our limited resources and the significant competition for Target Businesses, we may not be able to consummate an attractive Business Combination.

We will encounter intense competition from other entities having business objectives similar to ours, including blank check companies, finance companies, banks, venture capital funds, leveraged buyout funds, operating businesses and other financial buyers competing for acquisitions.  Many of these entities are well established and have extensive experience in identifying and effecting Business Combinations directly or through affiliates. Nearly all of these competitors possess greater technical, human and other resources than we do and our financial resources will be negligible when contrasted with those of many of these competitors.

It is likely that we will consummate a Business Combination with a private company for which limited information will be available to conduct due diligence.

We likely will seek a Business Combination with a privately-held company.  Generally, very little public information exists about these companies or their management, and we will be required to rely on the ability of our management to obtain adequate information to evaluate the potential success of entering into a transaction with such a company.  In addition, our management will only devote limited time to the business of the Company and will have available to it extremely limited financial resources with which to conduct due diligence.  If our assessment of the Target Business’s operations and management is inaccurate or we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money.

If we consummate a Business Combination by way of an acquisition, we will not be required to submit such transaction to a vote of our stockholders.

If we consummate a Business Combination by way of an acquisition of the capital stock or assets of the Target Business, the transaction may be accomplished in the sole determination of management without any vote or approval by stockholders.  Accordingly, holders of our securities at the time of any Business Combination may not have an opportunity to evaluate the Target Business or its management and will have to rely on the judgment of management in assessing the future profitability and viability of the Target Business.

A Business Combination with a foreign company may subject us to additional risks.

If we enter into a Business Combination with a foreign entity, we will be subject to risks inherent in business operations outside of the United States.  These risks include:

•	unexpected changes in, or impositions of, legislative or regulatory requirements;
•	foreign currency exchange rate fluctuations;
•	potential hostilities and changes in diplomatic and trade relationships;
•	changes in duties and tariffs, taxes, trade restrictions, license obligations and other non-tariff barriers to trade;
•	burdens of complying with a wide variety of foreign laws and regulations;
•	longer payment cycles and difficulties collecting receivables through foreign legal systems;
•	difficulties in enforcing or defending agreements and intellectual property rights;
•	reduced protection for intellectual property rights in some countries;
•	potentially adverse tax consequences;
•	the ability of our stockholders to obtain jurisdiction over non-US based directors and officers; and

•	political and economic instability.

If the Target Business is not successful managing these risks among others, the Company’s business after the Business Combination may be negatively impacted.

Since we have not yet selected a particular industry or Target Business with which to complete a Business Combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Our plan of operation permits our board of directors to consummate a Business Combination with a company in any industry it chooses and is not limited to any particular industry or type of business.  Accordingly, there is no current basis to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the Target Business which we may ultimately acquire.  To the extent we complete a Business Combination with a company that does not have a stable history of earnings and growth or an entity in a relatively early stage of its development, we may be affected by numerous risks inherent in the business operations of those entities.  If we complete a Business Combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry.  Although our management will endeavor to evaluate the risks inherent in a particular industry or Target Business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.  Even if we properly assess those risks, some of them may be outside of our control.

Our long-term success will likely be dependent upon a yet to be identified management team which may be difficult to fully evaluate.

In the event we complete a Business Combination, the success of our operations will be dependent upon management of the Target Business and numerous other factors beyond our control.   Although it is possible that our management will remain associated with the Target Business following a Business Combination, it is likely that the management team of the Target Business at the time of the Business Combination will remain in place given that they will have greater knowledge, experience and expertise than our management in the industry in which the Target Business operates as well as in managing the Target Business.  Thus, even though our management may continue to be associated with us after a Business Combination, it is likely that we will be dependent upon a yet to be identified management team for our long-term success.  As a result, you will not be able to fully evaluate the management team that we will likely be dependent upon for our long-term success prior to any Business Combination.  Although we intend to scrutinize management of a prospective Target Business as closely as possible in connection with evaluating the desirability of affecting a Business Combination, we cannot assure you that our assessment of the management team will prove to be correct.  These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies.  This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

If we affect a Business Combination with a financially unstable company or an entity in the early stage of development or growth, we will be subject to greater risks than if we were to affect a Business Combination with a more established company with a proven record of earnings and growth.

Given our financial and personnel resources compared to our competitors, we may be limited to consummating a Business Combination with a company that is financially unstable or is in the early stage of development or growth, including an entity without established records of sales or earnings.  To the extent we affect a Business Combination with a financially unstable or early stage or emerging growth company, we may be impacted by numerous risks inherent in the business and operations of such company that we would not be subject to if we were to effect a Business Combination with a more established company with a proven record of earnings and growth.

If we are unable to structure the Business Combination as a “tax free” transaction, potential Target Businesses could be deterred from entering into such a transaction.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain Business Combinations with us.  Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions.  We intend to structure any Business Combination so as to minimize the federal and state tax consequences to both us and the Target Business; however, we cannot guarantee that the Business Combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

We expect to issue a significant number of new shares of our capital stock in a Business Combination, which will result in substantial dilution and a change in control of ownership of the Company.

Our Articles of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock.  Any Business Combination effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders.  In order to structure a Business Combination as a tax free transaction, federal tax laws require that the holders of the stock of the target must receive a number of shares of our capital stock equal to 80% or more of the voting stock of our Company, in which case our existing stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity, though it is likely they could own far less than 20% of our outstanding common stock after giving effect to a Business Combination. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders.  Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval.  To the extent that additional shares of common stock or preferred stock are issued in connection with a Business Combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected

We have not conducted any market research or identification of business opportunities, which may affect our ability to identify a Target Business.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities.  Therefore, we have no assurances that market demand exists for a Business Combination as contemplated by us.  Our management has not identified any specific Business Combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.  There is no assurance that we will be able to enter into a Business Combination on terms favorable to us.  Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may, in many instances, act without the consent, vote or approval of our stockholders.

Our sole officer and director will apportion his time to other businesses which may cause conflicts of interest in his determination as to how much time to devote to our affairs.  This conflict of interest could have a negative impact on our ability to consummate a Business Combination.

Our sole officer and director engages in other businesses and is not required to devote his full time or any specific number of hours to our affairs, which could create a conflict of interest when allocating his time between our operations and his other commitments.  We do not have and do not expect to have any full time employees prior to the consummation of a Business Combination.  If our officer’s and director’s other business affairs require him to devote more substantial amounts of time to such affairs, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to consummate a Business Combination.  We cannot assure you that these conflicts will be resolved in our favor.

Our sole officer and director may in the future become affiliated with entities engaged in business activities similar to those conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.`

Our sole officer and director may in the future become affiliated with entities, including other shell companies, engaged in business activities similar to those intended to be conducted by us, though he has no present intention of becoming affiliated with any such entities. Additionally, our sole officer and director may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which he may owe fiduciary duties. Accordingly, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential Target Business may be presented to another entity prior to its presentation to us and we may not be able to pursue a potential transaction.

We have identified material weaknesses in our controls and procedures and we may not be able to avoid other material weaknesses in the future which could impair our ability to achieve our business objectives and negatively impact your investment in our Company.

As described under "Item 2. Financial Condition – Management's Discussion of Financial Condition and Results of Operations," during November 2009, our management concluded that we have material weaknesses in our "disclosure controls and procedures" and "internal control over financial reporting," each as defined in Exchange Act Rules 13a-15 and 15d-15.

A material weakness in internal control over financial reporting is defined by the Public Company Accounting Oversight Board’s Audit Standard No. 5 as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis.  A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the Company's financial reporting.

After receiving comments from the staff of the SEC to this Form 10 relating to our financial statements for the period March 5, 2008 (inception) through December 31, 2008, we reevaluated the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-15 as of December 31, 2008 and for each subsequent interim period.  Management concluded that the errors in our financial statements demonstrate the existence of material weaknesses in our disclosure controls and procedures and, consequently, our internal control over financial reporting, as of December 31, 2008 and for each subsequent interim period.

Specifically, management's evaluation revealed the following weaknesses in our disclosure controls and procedures and our internal control over financial reporting:

•
insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of generally accepted accounting principles and SEC disclosure requirements;

•	inadequate segregation of duties consistent with control objectives;
•	lack of managerial expertise with respect to the application of generally accepted accounting principles;
•	insufficient oversight of external audit functions; and
•	ineffective controls over period-end financial disclosure and reporting processes.

As of the date of the filing of this Amendment, we have not implemented any measures to remediate the material weaknesses we identified and they continue to exist as of the date hereof.

We intend to initiate remediation measures to address the material weakness in our controls and procedures and we currently are exploring all of the options available to us.  However, the controls and procedures we ultimately implement may not be adequate or enable us to remedy the existing material weaknesses in our controls and procedures.   Moreover, we are small company with limited personnel and financial resources and it may be difficult for us to avoid further material weaknesses in the future.  Continued weaknesses in our controls and procedures could negatively affect our business, for example, by making it more difficult for us to attract a Target Business, which could negatively impact your investment in our Company.

As a public company, we may have difficulty satisfying the financial and other reporting and corporate governance requirements imposed upon us by federal securities laws and by the Sarbanes-Oxley Act of 2002.

Since the effective date of this Form 10, we have been subject to the reporting requirements of the Exchange Act.  Accordingly, we are subject to all of the rules and regulations of the Exchange Act and the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder, including the financial and corporate governance requirements imposed thereby.  These laws and regulations impose significant compliance obligations upon the Company and its management.  Compliance with these rules and regulations already has strained our limited human and financial resources and may require us to commit additional resources to satisfy our obligations under the Exchange Act and the Sarbanes-Oxley Act, to which we may not have access.  We may not be successful in complying with these obligations and our compliance efforts could be time-consuming and expensive and cause us to be unsuccessful in our business objectives.

Limitations on liability and indemnification matters.

As permitted by the corporate laws of the State of Nevada, we have included in our Articles of Incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions, including, for example if the director did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  In addition, our bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we will be required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

There is currently no trading market for our common stock.

All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering, and cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act of 1933, as amended, and any other applicable federal or state securities laws or regulations.  In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act of 1933, such as by reason of Rule 144.  Rule 144 under the Securities Exchange Act of 1934 will not be available for the resale of our securities unless and until (i) we cease to be a shell company, (ii) at the time of the sale we are reporting under the Exchange Act, (iii) we have filed all Securities Exchange Act reports and material required to be filed during the preceding 12 months, and (iv) at least one year has elapsed from the time that we file the disclosure required by the SEC reflecting the fact that we are no longer a shell company.  These restrictions will limit the ability of our current stockholders to liquidate their investment.

We cannot assure you that following a Business Combination with an operating business, our common stock will be listed or admitted to quotation on any securities exchange or other trading medium.

Following a Business Combination, then management of the Company may seek to develop a public market for our common stock.  However, we cannot assure you that following such a transaction, the Company will be able to meet the initial listing standards of any stock exchange or that our common stock will be admitted for quotation on the over the counter bulletin board or any other trading medium.  If the Company’s common stock does not trade publicly, holders may not be able to sell their common stock.  Moreover, our common stock may be deemed to be a “penny stock” and subject to the SEC’s penny stock rule which provides that, if our common stock failed to meet the criteria set forth in such rule, brokers would be subject to various practice requirements which would limit the sale of our stock only to persons who were established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital following a Business Combination.

We have not registered or qualified any shares of our class of our common stock for resale under the Blue Sky laws of any state, which may limit the liquidity of the common stock.

The Company has not registered any of its common stock for resale or trading under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future.  In the unlikely event we generated profits prior to a Business Combination, we expect to retain such earnings and re-invest them into the Company to further its business strategy.

Authorization of Preferred Stock.

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such designations, rights and preferences determined from time to time by the board of directors.  Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock.  In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.  Although we have no present intention to issue any shares of authorized preferred stock, there can be no assurance that the Company will not do so in the future.

There are risks associated with forward-looking statements made by us and actual results may differ.

Some of the information in this Registration Statement contains forward-looking statements that involve substantial risks and uncertainties.  These statements can be identified by the use of forward-looking words such as “may”, “will”, “expect”, “anticipate”, “believe”, “estimate”, and “continue”, or similar words.  Statements that contain these words should be read carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict and/or over which we have no control.  The risk factors listed in this section, other risk factors about which we may not be aware, as well as any cautionary language in this Registration Statement, provide examples of risks, uncertainties, and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.  The occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations, and financial condition.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Statements and Results of Operations.

Business Overview.

The Company was organized as a vehicle to enter into a Business Combination with a Target Business that is seeking the advantages of having a class of stock registered under federal securities laws.  The Company does not currently engage in any business activities that provide cash flow.  Our principal business objective for the next twelve months and beyond will be to achieve long-term growth potential through a combination with an operating business rather than immediate, short-term earnings.  The Company will not restrict its potential candidate Target Businesses to any specific business, industry or geographical location and, thus, may acquire any type of business.

As of the date of this Registration Statement, we have not selected any Target Business or target industry on which to concentrate our search for a Business Combination.  Our sole officer and director has not engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential Business Combination with us, nor have we been approached by any candidates (or representatives of any candidates) with respect to a possible Business Combination with us.  Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable Target Business, nor have we engaged or retained any agent or other representative to identify or locate such a Target Business.  We have not conducted any research with respect to identifying the number and characteristics of the potential Target Business candidates.

Management will have virtually unrestricted flexibility in identifying and selecting a prospective Target Business and may consider entering into a Business Combination with virtually any business, including a business which has recently commenced operations, has no established record of growth or earnings and which is subject to all of the risks attendant to a development stage operation, including requiring additional capital, or which operates in an industry that is characterized by an unusually high element of risk.  In the alternative, a Business Combination may involve the acquisition of, or merger with, an established company which does not require substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.  Although our management will endeavor to evaluate the risks inherent in a particular Target Business, there can be no assurance that we will properly ascertain or assess all significant risks.

We expect that we will be able to consummate a Business Combination with only one candidate given that, among other considerations, we will not have the resources to diversify our operations and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a Target Business in order to achieve a tax free reorganization.  This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

Management expects that the selection of a Target Business will be a complex, competitive and extremely risky matter.  Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation.  Such perceived benefits of having a class of securities registered under federal securities laws which include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of capital stock.  Target Businesses may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult.

Restatement of Financial Statements.

On November 19, 2009, our board of directors, upon consideration of certain comments from the staff of the SEC to our registration statement on Form 10 as filed with the SEC on April 24, 2009 (the "Original Filing") and amendment No. 1 on Form 10/A to the Original Filing, as filed with the SEC on August 12, 2009 ("Amendment No. 1") and after discussion with our independent registered public accounting firm, concluded that the previously issued financial statements contained in the Original Filing and Amendment No. 1, should no longer be relied upon because of errors in those financial statements, and that we would amend and restate the financial statements included in those filings to make the necessary accounting corrections and adjustments.

The Original Filing included audited financial statements for the period March 5, 2008 (the date of inception of our Company) through December 31, 2008 (the " Original Financial Statements").

By letter dated May 19, 2009, the staff ("Staff") of the SEC provided us with comments to the Original Filing, in which, among other things, it requested further information with respect to the nature of a "distribution" to our sole stockholder in the amount of $3,400 that was reported in the Statement of Stockholders' Deficit in the Original Financial Statements.

The Original Filing automatically was effective by operation of law under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 23, 2009, at which time we became subject to the reporting requirements of the Exchange Act.

We filed Amendment No. 1 to respond to the Staff's comments and file current financial statements for the three months ended March 31, 2009, as required by Regulation S-X under the Exchange Act.  In the amended audited financial statements for the period March 5, 2008 through December 31, 2008 we filed with Amendment No. 1 (the "Amended Financial Statements"), we, among other things, corrected the numerical and accounting errors in the Original Financial Statements by revising:

•
the audited Balance Sheet as of December 31, 2008 to report the amount of the "Shareholder Loan" as $6,500, in lieu of the amount we reported in the Original Financial Statements, which was $9,900, which revision reflected the partial repayment of the loan in the amount of $3,400;

•	the Statement of Stockholders' Deficit to remove the line item titled "Distribution" in view of the fact that the amount originally reported as a distribution was, in fact, the repayment of a loan;

•
the "Cash Flows from Operating Activities" portion of  Statement of Cash Flows to remove the line items under relating to "Owner Distribution" and to revise the line item "Note Payable to Related Party," in each case to reflect the transactions as they actually occurred; and

•	Note I - Shareholder Loan/Related Party, to indicate that we erroneously reported that the repayment of the loan was a distribution.

By letter dated August 19, 2009, the Staff issued a letter of comment relating to Amendment No. 1 wherein it advised us that, in its view, the errors in the Original Financial Statements were significant and inquired as to why the Amended Financial Statements did not include all of the disclosures required by Statement of Financial Accounting Standards ("SFAS") No. 154 adopted by the Financial Accounting Standards Board ("FASB"), titled “Accounting Changes and Error Corrections."  The comment letter included other less significant comments to the financial statements filed with Amendment No. 1.

Our board of directors has concluded that the error relating to our treatment of the repayment of the loan, which we initially classified as a "distribution" but was a partial repayment of a loan, was a significant error that required us to restate the financial statements for the period March 5, 2008 (inception) through December 31, 2008 and include all disclosures therein required by SFAS No. 154.  Thus, even though all of the numerical information included in the Amended Financial Statements was accurate, our board concluded that our our failure to adhere to generally accepted accounting principles and applicable accounting pronouncements necessitates a further amendment to the financial statements for the period March 5, 2008 (inception) through December 31, 2008 to conform to such strictures.

Accordingly, we are filing herewith amended and restated financial statements for the period March 5, 2008 (inception) through December 31, 2008 that includes all disclosures required by SFAS No. 154.  This revisions to conform to SFAS 154 include identifying each statement within the financial statements as being "revised and restated"; identifying each line item that has changed and referring readers to the appropriate footnote explaining the nature of the revision and the restatement; and amending footnote I to explain the initial error in our financial statements and the restatement in greater detail.  In addition, our independent auditor has amended its audit report to refer to the restatement.

We have not changed any of the numerical financial information included in the financial statements we are filing herewith from that which was contained in the Amended Financial Statements.

The changes made to the numerical financial information the Amended Financial Statements to reflect the revision and restatement of the Original Financial Statements affected individual components of our audited Balance Sheet as of December 31, 2009 and our Statement of Stockholders' Deficit and Statement of Cash Flows for the period March 5, 2008 (inception) through the year ended December 31, 2008.  However, the restatement did not affect our Statement of Operations for the audited period nor did it have an affect on the reported net loss or net loss per common share.

The table below sets forth the line items from the audited Balance Sheet as of December 31, 2008 and the Statement of Stockholders' Deficit and the Statement of Cash Flows for the period March 5, 2008 (inception) through the year ended December 31, 2008 that were affected by the restatement of the numerical information included in the Amended Financial Statements and the amount of the change:

	As Reported in the Original Filing	As Reported in Amendment No. 1	Effect of Change
Balance Sheet:
Liabilities and Stockholders' Deficit
Shareholder Loan	$9,900	$6,500	$3,400

Statement of Stockholders Deficit:
Deficit Accumulated	$(10,440)	$(7,040)	$3,400

Statement of Cash Flows:
Owner Distribution	$(3,400)	-0-	$3,400
Proceeds from Note Payable to a Related Party	$9,900	$6,500	$3,400
Repayment of Note Payable to a Related Party	-0-	-0-	$3,400

Identification of Material Weaknesses in Controls and Procedures.

As a consequence of the significant and other errors in our financial statements and our mishandling of the restatement of our financial statements that we should have undertaken upon receipt of the SEC comment letter to the Original Filing, our management has concluded that we have material weaknesses in our disclosure controls and procedures and, consequently, our internal control over financial reporting.

Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that information we are required to disclose in the reports we file under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to management, including our President and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Our management also is responsible for establishing and maintaining internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our financial statements for external purposes in accordance with generally accepted accounting principles.  Internal control over financial reporting includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of our financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (iii) provide reasonable assurance regarding the prevention or timely detection of the unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Our management does not expect that our disclosure controls and procedures or internal control over financial reporting will be effective in all instances.  There are inherent limitations in all control systems that reflect both resource constraints and the human factor as it relates to the application of a control system, including the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes.  Controls also can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls.  The design of any system of controls is based in part upon certain assumptions about the likelihood of future events and any design may not succeed in achieving its stated goals under all potential future conditions.

Pursuant to Exchange Act Rule 13a-15, a company's principal executive and principal financial officers, or persons performing similar functions, is required to evaluate our disclosure controls and procedures, as of the end of each fiscal quarter.

Revaluation of Disclosure Controls and Procedures

In light of the errors in our financial statements as identified by the Staff, as described in the section titled "Restatement of Financial Statements," above, our President, who is our principal executive officer, principal financial officer and sole member of the board of directors, reevaluated the effectiveness of the design and operation of the Company’s disclosure controls and procedures pursuant to Exchange Act Rule 13a-15 as of December 31, 2008 and for each subsequent interim period.  Our sole officer and director concluded that the errors in our financial statements and our mishandling of the restatement demonstrate the existence of material weaknesses in our disclosure controls and procedures and, consequently, our internal control over financial reporting, as of December 31, 2008 and for each subsequent interim period.

A material weakness in internal control over financial reporting is defined by the Public Company Accounting Oversight Board’s Audit Standard No. 5 as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis.  A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of a company's financial reporting.

Specifically, management's evaluation revealed the following weaknesses in our disclosure controls and procedures and our internal control over financial reporting:

•	inadequate segregation of duties consistent with control objectives;
•
insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of generally accepted accounting principles and SEC disclosure requirements;

•	lack of managerial expertise with respect to the application of generally accepted accounting principles;
•	insufficient oversight of external audit functions; and
•	ineffective controls over period-end financial disclosure and reporting processes.

In view of management’s reevaluation and as a result of the identified material weaknesses, our President has concluded that as of December 31, 2008 and as of the end of each subsequent interim period through the date hereof, our disclosure controls and procedures were not effective to ensure that we are able to accumulate and communicate to our management to allow timely decisions regarding required disclosure, information that we are required to disclose in the reports that we file with the SEC, and to record, process, summarize and report that information within the required time periods.

We believe that the material weaknesses in our disclosure controls and procedures and our internal control over financial reporting are a direct consequence of our size and the nature of our business.  We are a "shell company" which is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), as a company which has (i) no or nominal operations; and (ii) either (x) no or nominal assets; (y) assets consisting solely of cash and cash equivalents; or (z) assets consisting of any amount of cash and cash equivalents and nominal other assets.  We were organized to serve as a vehicle for a business combination with an operating or development stage business which desires to utilize our status as a reporting company under the Exchange Act and we have not engaged in any business operations and do not expect to engage in any activities, other than seeking to identify a business with which to enter into a business combination, unless and until such time as we affect a business combination.  We have no full-time employees, no material assets and do not own or lease any property.

We have not yet taken any action to remediate the material weaknesses identified above.  We currently are exploring all of the options available to us.  The remediation measures we select and affect must necessarily account for our resource constraints.  We cannot assure you at this time that the actions and remediation efforts we ultimately implement will effectively remediate the material weakness described above.

Liquidity and Capital Resources.

To date, we have funded our operations through loans from our stockholders.  During the next twelve months we anticipate incurring costs and expenses related to filing of Exchange Act reports and investigating and consummating a Business Combination.  Management expects to fund additional costs and expenses which may be incurred in connection with due diligence activities and a Business Combination through further loans or investment in the Company, as and when necessary.  We cannot provide investors with any assurance that we will have sufficient capital resources to identify a suitable Target Business, to conduct effective due diligence as to any Target Business or to consummate a Business Combination.

Results of Operations.

Since our inception, we have not engaged in any activities other than in connection with our organization and preparing and filing this Registration Statement and have not generated any revenues to date.  We do not expect to engage in any activities, other than seeking to identify a Target Business, unless and until such time as we enter into a Business Combination with a Target Business, if ever.  We cannot provide investors with any assessment as to the nature of a Target Business’s operations or speculate as to the status of its products or operations, whether at the time of the Business Combination it will be generating revenues or its future prospects.

Item 3. Properties.

We maintain our principal executive offices at 2629 River Drive, Columbia South Carolina  29201, where our President maintains a business office.  We use this office space free of charge.  We believe that this space is sufficient for our current requirements. The Company does not own or lease any properties at this time and does not anticipate owning or leasing any properties prior to the consummation of a Business Combination, if ever.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of the date of this Registration Statement, the number of shares of common stock owned of record and beneficially by our sole executive officer and director who is our sole stockholder:

Name and Address Of Beneficial Owner (1)	Amount of Beneficial Ownership	Percent of Outstanding Shares of Class Owned (2)
Jonathan Patton	1,000,000	100%
All officers and directors as a group (1 person)	1,000,000	100%

(1) The address for the person named in the table above is c/o the Company.
(2) Based on 1,000,000 shares outstanding as of the date of this Registration Statement.

Item 5. Directors and Executive Officers.

The following table lists our officers and directors as of the date of this Registration Statement:

Name	Age	Title
Jonathan Patton	28	President and Director

Jonathan Patton has been a member of the board of directors and the President of the Company since its inception.  Since 2003, Mr. Patton has been engaged in the real estate industry as a partner or owner of several firms, including Southern Management Trust since 2005, Capital Property Solutions LLC during 2004 and 2005, and Palmetto Property Solutions, LLC during 2003 and 2004.  His experience includes identifying investment properties, arranging financing for and negotiating purchases of properties and disposing of the properties.   Since 2006, Mr. Patton has conducted real estate coaching seminars and rendered general real estate consulting services through Palmetto Coaching LLC and Freedom Coaching LLC.

The term of office of our director expires at the Company's annual meeting of stockholders or until his successor is duly elected and qualified.  Directors are not compensated for serving as such.  Officers serve at the discretion of the board of directors.

The Company has no employees other than Mr. Patton.

Item 6. Executive Compensation.

The Company has not paid any cash compensation to any person since inception and will not pay any cash compensation until it affects a Business Combination, at which time compensation shall be in the discretion of then current management.  Current management expects to devote only such time to the affairs of the Company as required to affect the Company’s business plan.

It is possible that, after the Company successfully consummates a Business Combination with an unaffiliated entity, that entity may desire to employ or retain our management for the purposes of providing services to the surviving entity.

The Company has not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a Business Combination.

Item 7. Certain Relationships and Related Transactions and Director Independence.

Related Party Transactions.

The Company utilizes office space provided free of charge by Jonathan Patton, our President and our sole director.  The Company will continue to maintain its offices at this address until the consummation of a Business Combination, if ever.

On July 3, 2008, the Company executed a promissory note in favor of Jonathan Patton, the President, sole director and sole stockholder of the Company, in the principal amount of $9,900, payable on demand with interest calculated at the rate of 8% per annum, which evidences funds loaned to the Company since inception.  The proceeds from the loan were utilized by the Company to cover the costs and expenses incurred and to be incurred in connection with the organization of the Company, the preparation and filing of this Registration Statement and the due diligence process.

Corporate Governance and Director Independence.

The Company has not:

•
established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the board of directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time.  The board of directors takes the position that management of a Target Business will establish committees that will be suitable for its operations after the Company consummates a Business Combination.

As of the date hereof, the entire board serves as the Company’s audit committee.

Item 8. Legal Proceedings.

The Company presently is not a party to, nor is management aware of any pending, legal proceedings.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

As of the date of this Registration Statement, there was one holder of record of 1,000,000 outstanding shares of our common stock.

The Company's common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility.  Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities.  We cannot assure you that a trading market for our common stock will ever develop.  The Company has not registered its class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so.  The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock.  All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering.  Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available.  In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a Business Combination.  Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a Business Combination, such sales may adversely affect the price for the sale of the Company's common stock securities in any such trading market.  We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

Dividends

We have not paid any dividends on our common stock to date and do not presently intend to pay cash dividends prior to the consummation of a Business Combination.  It is the present intention of our management to retain all earnings, if any, for use in our business operations.

The payment of any dividends subsequent to a Business Combination will be within the discretion of our then seated board of directors.  Current management cannot predict the factors which any future board of directors would consider when determining whether or when to pay dividends.

Item 10. Recent Sales of Unregistered Securities.

Since inception, the Company has issued and sold the following securities without the benefit of registration under the Securities Act of 1933, as amended:

Issuances Pursuant to Section 4(2) of the Securities Act of 1933:

On February 26, 2008, the Company sold and issued 1,000,000 shares of common stock to the person named in the table below at a price equal to the par value per share pursuant to the exemption from the registration provisions under the Securities Act of 1933 afforded by Section 4(2) thereof

Name	No. of Shares	Purchase Price
Jonathan Patton	1,000,000	$100

Item 11. Description of Securities.

The following description of our common stock and our preferred stock is a summary. You should refer to our Articles of Incorporation and our By-laws for the actual terms of our capital stock. These documents are filed as exhibits to this Registration Statement.

Authorized Capital Stock

We are authorized to issue up to 100,000,000 shares of common stock and 10,000,000 shares of blank check preferred stock, each with a par value of $0.0001 per share.  As of the date of this Registration Statement, there are 1,000,000 shares of common stock and no shares of preferred stock issued and outstanding.  Our common stock is held of record by one registered stockholder.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors, subject to any preferential dividend rights of outstanding shares of preferred stock.  Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets, after distribution in full of preferential amounts, if any, to be distributed to holders of preferred stock.  There are no sinking fund provisions applicable to the common stock.  Our common stock has no preemptive or conversion rights or other subscription rights.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designation, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof.  These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities or the right to approve corporate actions.  Any or all of these rights may be superior to the rights of the common stock.  As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult.  Additionally, our issuance of preferred stock may decrease the market price of our common stock in any market that may develop for such securities.

The board of directors has the authority to issue the authorized but unissued shares of our capital stock without action by the stockholders.  The issuance of any such shares would reduce the percentage ownership held by existing stockholders and may dilute the book value of their shares.

There are no provisions in our Articles of Incorporation or By-laws which would delay, defer or prevent a change in control of the Company.

Item 12. Indemnification of Directors and Officers.

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada.  Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article VII of our Bylaws provides that:

•
no director shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director except with respect to (i) a breach of the director’s loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability which may be specifically defined by law or (iv) a transaction from the director derived an improper personal benefit; and

•	the Company shall indemnify to the fullest extent permitted by law each person that such law grants to the Company power to indemnify.

Any amendment to or repeal of our Articles of Incorporation or by-laws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing  provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 13.  Financial Statements and Supplementary Data

The Company submits with this Registration Statement the financial statements listed in the Index to Financial Statements appearing on the following page.

Item 14. Changes in and Disagreements with Accountants.

There are not and have not been any disagreements between the Company and its independent accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a)  The following financial statements of the registrant are filed as a part of this Registration Statement:

Restated Financial Statements as of December 31, 2008 and for the Period From Inception (March 5, 2008) through December 31, 2008

Report of Independent Registered Public Accounting Firm	F–1

Revised and Restated Balance Sheet as of December 31, 2008 (audited)	F–2

Revised and Restated Statement of Operations for the period from inception March 5, 2008) through December 31, 2008.(audited)	F–3

Revised and Restated Statement of Cash Flows for the period from inception (March 5, 2008) through December 31, 2008 (audited)	F–4

Revised and Restated Statement of Stockholders’ Deficit for the year ended December 31, 2008 (audited)	F–5

Revised and Restated Notes to the Financial Statements (audited)	F–6

Financial Statements for the Period Ended September 30, 2009

Balance Sheet as of September 30, 2009 (unaudited) and December 31, 2008 (audited)	F–12

Statement of Operations for the three months ended September 30, 2009 and (unaudited)	F–13

Statement of Operations for the nine months ended September 30, 2009 and 2008 (unaudited) and cumulative since inception (March 5, 2008)	F-14

Statement of Stockholders’ Deficit for the period ended September 30, 2009 (unaudited)	F-15

Statement of Cash Flows for the nine months ended September 30, 2009 and cumulative since inception (March 5, 2008)(unaudited)	F–16

Notes to the Financial Statements	F–17

(b)  The following exhibits are filed with this Registration Statement:

Exhibit No.	Description of Exhibit	Location Reference
3.1	Articles of Incorporation.	1
3.2	Bylaws.	1
10.1	Demand promissory note dated July 3, 2008 in the principal amount of $9,900 executed by the registrant in favor of Jonathan Patton.	1
23.1	Consent of Independent Auditor	2
1.	Previously filed with the registration statement on Form 10 as filed with the Securities and Exchange Commission on April 24, 2009.
2.	Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 10/A to be signed on its behalf by the undersigned, thereunto duly authorized.

OPTION PLACEMENT, INC.

Date: November 20 , 2009	By:	/s/ Jonathan Patton
Jonathan Patton, President
Principal Executive Officer and
Principal Financial Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Option Placement, Inc.

We have audited the accompanying balance sheets of Option Placement, Inc. ( A Development Stage Company) as of December 31, 2008, and the related statements of income, stockholders’ deficit and loss, and cash flows for the period from inception (March 5, 2008) through December 31, 2008. Option Placement, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements, revised as described in Note I, present fairly, in all material respects, the financial position of Option Placement, Inc. as of December 31, 2008, and the results of its operations and its cash flows for the period from inceptions (March 5, 2008) through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note H to the financial statements, the Company is in the development stage, has suffered a loss, has a net capital deficiency and has yet to generate an internal cash flow. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note E. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Traci J. Anderson, CPA
Huntersville, NC  28078

March 25, 2009, except for Note I as to which the date is July 29, 2009

Option Placement, Inc.
Balance Sheet
(A Development Stage Company)
As of December 31, 2008 (Revised and Restated)

ASSETS
CURRENT ASSETS
Cash	$84
TOTAL CURRENT ASSETS	84
TOTAL ASSETS	84

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
CURRENT LIABILITIES
Note to a Related Party—restated, revised see note I	$6,500
Accrued Expenses	524
TOTAL CURRENT LIABILITIES	7,024
TOTAL LIABILITIES	7,024

STOCKHOLDERS' DEFICIT
Preferred stock ($0.0001 par value; 10,000,000 shares authorized;
none issued and outstanding at December 31, 2008)	-
Common stock ($0.0001 par value; 100,000,000 shares authorized;
1,000,000 shares issued and outstanding at December 31, 2008)	100
Retained Deficit—restated, revised see note I	(7,040)
TOTAL STOCKHOLDERS' DEFICIT	(6,940)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$84

The accompanying notes are an integral part of these financial statements.

Option Placement, Inc.
(A Development Stage Company)
Statement of Operations

For the period from
inception (March 5, 2008)
through December 31, 2008
REVENUES
Income	$-
Total Revenues	-

EXPENSES
Selling, general and administrative	17
Professional Fees	6,500
TOTAL EXPENSES	6,517

Net Income/(Loss) from Operations	(6,517)

OTHER (EXPENSE)/INCOME
Interest Expense	(523)

Net Income/(Loss)	$(7,040)
Net income/(loss) per share—basic and fully diluted
Net income/(loss) per share	$(0.01)

Weighted average shares outstanding—basic and fully diluted	1,000,000

The accompanying notes are an integral part of these financial statements.

Option Placement, Inc.
Statement of Cash Flows
(A Development Stage Company) (Revised and Restated)

For the period from
inception (March 5, 2008)
through December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,040)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Changes in Assets and Liabilities:
Increase/(decrease) in Accrued Expenses	524
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(6,516)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Stock	100
Proceeds from a Note Payable to Related Party—Revised and Restated, see note I	9,900
Repayment of Note Payable to Related Party—Revised and Restated, see note I	(3,400)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	6,600

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	84

CASH AND CASH EQUIVALENTS,
BEGINNING BALANCE	-

ENDING BALANCE	$84

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE PERIOD FOR:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of these financial statements.

Option Placement, Inc.
Statement of Stockholders' Deficit
(A Development Stage Company) (Revised and Restated)

	Common Stock		Preferred stock		Additional Paid-in	Deficit Accumulated-Revised
	Shares	Amount	Shares	Amount	Capital	and Restated, see note I

Balances, March 5, 2008 (Inception)	-	$-	-	$-	$-	$-

Net income/(loss) for the period	-	-	-	-	-	(7,040)

Issuance of common shares	1,000,000	100	-	-	-	-

Balances, December 31, 2008	1,000,000	$100	-	$-	$-	$(7,040)

The accompanying notes are an integral part of these financial statements.

OPTION PLACEMENT, INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MARCH 5, 2008) THROUGH DECEMBER 31, 2008
(Revised and Restated)

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity—Option Placement, Inc. (“The Company”) was organized under the laws of the State of Nevada on March 5, 2008 as a corporation.  The Company’s objective is to acquire or merge with a target business or company in a business combination.

Basis of Presentation—The financial statements included herein were prepared under the accrual basis of accounting.

Cash and Cash Equivalents—For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The financial statements above reflect all of the costs of doing business.

Revenue Recognition—The Company’s policy is to recognize income when it is earned.

Comprehensive Income (Loss)—The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the  financial statements.  There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share—Statement of Financial Accounting Standard (SFAS) No. 128 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations.  Basic earnings per share amounts are based on the weighted average shares of common stock outstanding.  If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.  Accordingly, this presentation has been adopted for the period presented.  There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Deferred Taxes—Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments—The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable—Accounts deemed uncollectible are written off in the year they become uncollectible.  As of December 31, 2008 the balance in Accounts Receivable was $0.

OPTION PLACEMENT, INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MARCH 5, 2008) THROUGH DECEMBER 31, 2008
(Revised and Restated)

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Impairment of Long-Lived Assets—The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144’). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the year ended December 31, 2008.

Stock-Based Compensation—The Company accounts for stock-based compensation using the fair value method of Financial Accounting Standard No. 123R.  This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period).  No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Recent Accounting Pronouncements—In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  Effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. No entity is permitted to apply the Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. The choice to adopt early should be made after issuance of the Statement but within 120 days of the beginning of the fiscal year of adoption, provided the entity has not yet issued financial statements, including required notes to those financial statements, for any interim period of the fiscal year of adoption.  Early adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position.

In December 2007, the FASB revised Statement of Financial Accounting Standards No. 141, “Business Combinations”.  The objective of this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects.  The Statement establishes principles and requirements for how the acquirer:
a.	Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.
b.	Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.
c.	Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

OPTION PLACEMENT, INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MARCH 5, 2008) THROUGH DECEMBER 31, 2008
(Revised and Restated)

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Recent Accounting Pronouncements (cont’d)
In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”.  The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require:

➢
The ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity.

➢	The amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income.
➢	Changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary are accounted for consistently.
➢	The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontroling equity investment rather than the carrying amount of that retained investment.
➢	Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

This statement is effective for annual periods beginning after December 15, 2008.  The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”.  This statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

NOTE B—SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information from inception through December 31, 2008 are summarized as follows:

Cash paid during the year ended December 31, 2008 for interest and income taxes:

Income Taxes	$—
Interest	$—

OPTION PLACEMENT, INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MARCH 5, 2008) THROUGH DECEMBER 31, 2008
(Revised and Restated)

NOTE C—SEGMENT REPORTING

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.”  This statement requires companies to report information about operating segments in interim and annual financial statements.  It also requires segment disclosures about products and services, geographic areas and major customers.  The Company determined that it did not have any separately reportable operating segments as of December 31, 2008.

NOTE D—INCOME TAXES

Due to the operating loss and the inability to recognize an income tax benefit, there is no provision for current or deferred federal or state income taxes for the period from inception through December 31, 2008.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s total deferred tax asset, calculated using federal and state effective tax rates, as of December 31, 2008 is as follows:

Total Deferred Tax Asset	$(2,394)
Valuation Allowance	2,394
Net Deferred Tax Asset	$-

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the period from inception through December 31, 2008 is as follows:

2008
Income tax computed at the federal statutory rate	34.0%
State income tax, net of federal tax benefit	0.0%
Total	34.0%
Valuation allowance	-34.0%
Total deferred tax asset	0.0%

Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance.  The valuation allowance increased (decreased) by approximately $2,394 for the year ended December 31, 2008.

As of December 31, 2008, the Company had a federal and state net operating loss carry forward in the amount of approximately $7,040, which expires in the year 2028.

OPTION PLACEMENT, INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MARCH 5, 2008) THROUGH DECEMBER 31, 2008
(Revised and Restated)

NOTE E—GOING CONCERN

As shown in the accompanying audited financial statements, the Company has suffered a loss from operations to date. It has experienced losses of $7,040 for the year ended December 31, 2008 and has negative working of capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to this matter are to raise equity capital and seek strategic relationships and alliances in order to increase sales in an effort to generate positive cash flow.  Additionally, the Company must continue to rely upon equity infusions from investors in order to improve liquidity and sustain operations.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE F—COMMITMENTS

As of December 31, 2008, the Company had no commitments.

NOTE G—CAPITAL STOCK

The Company is authorized to issue 100,000,000 common shares at $.0001 par value per share.

During the period from inception (March 5, 2008) through December 31, 2008, the Company issued 1,000,000 to the following:

Jonathan Patton	1,000,000

The Company is authorized to issue 10,000,000 preferred shares at $.0001 par value per share.  During the period from inception (March 5, 2008) through December 31, 2008, the Company issued no preferred shares.

NOTE H – DEVELOPMENT STAGE COMPANY

The Company is in the development stage as of December 31, 2008 and to date has had no significant operations.  Recovery of the Company’s assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure.

NOTE I—SHAREHOLDER LOAN/RELATED PARTY—REVISED, JULY 29, 2009 FOR A CORRECTION OF AN ERROR

A series of loans were obtained and documented by a note in the amount of $9,900 that bears interest at 8% per annum on demand. The interest accrued, but not paid, for the period from inception through December 31, 2008 is $523.  In the original financial statements, the company erroneously reported a $3,400 payment as a distribution to the owner when in fact it was repayment on the loan outstanding.   The effect of this correction reduces the outstanding amount of the Loan to Related Party from $9,900 to $6,500.  This correction also reduces the amount outstanding in Accumulated Deficit from $(10,440) to $(7,040).

The impact of correcting this error does not have any effect on the Company’s net loss or net loss per common share.  The Balance Sheet and Statement of Shareholders’ Deficit have been restated to reflect the correction of the error.

OPTION PLACEMENT, INC.
(A development stage company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MARCH 5, 2008) THROUGH DECEMBER 31, 2008
(Revised and Restated)

NOTE I—SHAREHOLDER LOAN/RELATED PARTY—REVISED, JULY 29, 2009 FOR A CORRECTION OF AN ERROR (CONT’D)

The following table recaps the Revisions and Restatements of the correction of an error:

	As originally reported	As Restated	Effect of Change

Statement of Stockholders Deficit:
Deficit Accumulated	$(10,440)	$(7,040)	$3,400

Statement of Cash Flows:
Owner Distribution	$(3,400)	-0-	$3,400
Proceeds from Note Payable to a Related Party	$6,500	$9,900	-0-
Repayment of Note Payable to a Related Party	-0-	$3,400	$3,400

Option Placement, Inc.
Balance Sheet—Unaudited
(A Development Stage Company)

	As of
	September 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash	$121	$84
TOTAL CURRENT ASSETS	121	84
TOTAL ASSETS	121	84

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
CURRENT LIABILITIES
Note Payable to a Related Party	$9,150	$6,500
Accrued Expenses	1,130	524
TOTAL CURRENT LIABILITIES	10,280	7,024
TOTAL LIABILITIES	10,280	7,024

STOCKHOLDERS' DEFICIT
Preferred stock ($0.0001 par value; 10,000,000 shares authorized; none issued and outstanding)	-	-
Common stock ($0.0001 par value; 100,000,000 shares authorized; 1,000,000 shares issued and outstanding)	100	100
Retained Deficit	(10,259)	(7,040)
TOTAL STOCKHOLDERS' DEFICIT	(10,159)	(6,940)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$121	$84

Option Placement, Inc.
(A Development Stage Company)
Statement of Operations—Unaudited

	For the three months ended
	September 30,	September 30,
	2009	2008
REVENUES:
Income	$-	$-
Total Revenue	-	-

EXPENSES:
Selling, General and Administrative	777	-
Professional Fees	1,200	-
Total Expenses	1,977	-

Loss from operations	$(1,977)	$-

OTHER INCOME/(EXPENSE):
Interest Expense	(211)	(198)

NET LOSS	$(2,188)	$(198)
Basic and fully diluted net loss per common share:	$(0.00)	$(0.00)

Weighted average common shares outstanding	1,000,000	1,000,000

Option Placement, Inc.
(A Development Stage Company)
Statement of Operations—Unaudited

			Cumulative
	For the nine months ended		Total Since
	September 30,	September 30,	Inception
	2009	2008	March 5, 2008
REVENUES:
Income	$-	$-	$-
Total Revenue	-	-	-

EXPENSES:

Selling, General and Administrative	1,413	16	1,429
Professional Fees	1,200	6,500	7,700
Total Expenses	2,613	6,516	9,129

Loss from operations	$(2,613)	$(6,516)	$(9,129)

OTHER INCOME/(EXPENSE):
Interest Expense	(606)	(326)	(1,130)

NET LOSS	$(3,219)	$(6,842)	$(10,259)
Basic and fully diluted net loss per common share:	$(0.00)	$(0.01)	$(0.01)

Weighted average common shares outstanding	1,000,000	1,000,000	1,000,000

Option Placement, Inc.
Statement of Stockholders' Deficit—Unaudited
(A Development Stage Company)

					Additional
	Common Stock		Preferred stock		Paid-in	Deficit
	Shares	Amount	Shares	Amount	Capital	Accumulated

Balances, March 5, 2008 (Inception)	-	$-	-	$-	$-	$-

Net income/(loss) for the period	-	-	-	-	-	(7,040)

Issuance of common shares	1,000,000	100	-	-	-	-

Balances, December 31, 2008	1,000,000	$100	-	$-	$-	$(7,040)

Net income/(loss) for the quarter	-	-	-	-	-	(3,219)

Balances, September 30, 2009	1,000,000	$100	-	$-	$-	$(10,259)

Option Placement, Inc.
Statement of Cash Flows-Unaudited
(A Development Stage Company)

	For the Nine Months		Cumulative Total
	Ended September 30,		Since Inception
	2009	2008	March 5, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,219)	$(6,842)	$(10,259)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in Assets and Liabilities:
Increase/(decrease) in Accrued Expenses	606	326	1,130
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(2,613)	(6,516)	(9,129)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Stock	-	100	100
Proceeds from a Note Payable to Related Party	2,600	9,900	12,550
Repayment of Note Payable to a Related Party	-	(3,400)	(3,400)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	2,600	6,600	9,250

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(13)	84	121

CASH AND CASH EQUIVALENTS,
BEGINNING BALANCE	134	-	-

ENDING BALANCE	$121	$84	$121

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE QUARTER FOR:
Interest	$-	$-	$-
Taxes	$-	$-	$-

OPTION PLACEMENT ONE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity—Option Placement One, Inc. (“The Company”) was organized under the laws of the State of Nevada on March 5, 2008 as a corporation.  The Company’s objective is to acquire or merge with a target business or company in a business combination.

Basis of Presentation—The financial statements included herein were prepared under the accrual basis of accounting.

Cash and Cash Equivalents—For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The financial statements above reflect all of the costs of doing business.

Revenue Recognition—The Company’s policy is to recognize income when it is earned.

Comprehensive Income (Loss)—The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the  financial statements.  There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Deferred Taxes—Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments—The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Stock-Based Compensation—The Company accounts for stock-based compensation using the fair value method of Financial Accounting Standard No. 123R.  This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period).  No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Accounts Receivable—Accounts deemed uncollectible are written off in the year they become uncollectible.  As of September 30, 2009 the balance in Accounts Receivable was $0.

Impairment of Long-Lived Assets—The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144’). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the quarter ended September 30, 2009.

Recent Accounting Pronouncements—In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”.  This statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts — An interpretation of FASB Statement No. 60.” SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement No. 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

NOTE B—SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information from inception through September 30, 2009 are summarized as follows:

Cash paid during the quarter ended September 30, 2009 for interest and income taxes:

Income Taxes	$—
Interest	$—

NOTE C—SEGMENT REPORTING

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.”  This statement requires companies to report information about operating segments in interim and annual financial statements.  It also requires segment disclosures about products and services, geographic areas and major customers.  The Company determined that it did not have any separately reportable operating segments as of September 30, 2009.

NOTE D—GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company has a deficit accumulated during the development stage of $8,072, used cash from operations of $7,152 since its inception, and has a negative working capital of $7,972 at September 30, 2009.

 The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  The Company’s ability to continue as a going concern is also dependent on its ability to find a suitable target company and enter into a possible reverse merger with such company.  Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however there is no assurance of additional funding being available.  These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

NOTE E—CAPITAL STOCK

The Company is authorized to issue 100,000,000 common shares at $0.0001 par value per share.
During the period from inception (March 05, 2008) through September 30, 2009, the company has the following common shares outstanding:

Jonathan Patton	1,000,000
Total	1,000,000

The Company is authorized to issue 10,000,000 preferred shares at $0.0001 per share.  As of September 30, 2009, the company has not issued any preferred shares.

NOTE F – DEVELOPMENT STAGE COMPANY

The Company is in the development stage as of September 30, 2009 and to date has had no significant operations.  Recovery of the Company’s assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure.

NOTE G—SHAREHOLDER LOAN/RELATED PARTY

A series of loans were obtained and documented by a note dated July 30, 2008 from Jonathon Patton, principal shareholder. The original loan was for $9,900, and bears interest at 8% per annum on demand. The interest accrued, but not paid is $920.  The outstanding balance as of September 30, 2009 is $9,150.